EXHIBIT A

IDENTIFICATION OF SUBSIDIARY(IES)

ITEM 7.	Identification and Classification of the Subsidiary Which
        Acquired the Security Being Reported on by the Parent Holding Company:

        Firstar Bank, National Association                              BK

        Mercantile Trust Company, N.A.                                  BK